UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014 (February 19, 2014)

HEALTHCARE TRUST OF AMERICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)

(480) 998-3478
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On January 23, 2014, Healthcare Trust of America, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with a Special Meeting of Stockholders (the “Special Meeting”) scheduled to be held on March 10, 2014. The Proxy Statement describes two important proposals to amend and restate the Company’s charter (the “Current Charter”) in the form of the proposed Fifth Articles of Amendment and Restatement that the stockholders will consider and vote on, as follows:
1. Proposal No .1, is an amendment to the Company’s Current Charter to modify director voting standards by removing provisions which set forth the voting standard for director elections. This change to our Current Charter will allow us to revise the current requirement that director nominees receive votes from a majority of shares present at an annual meeting in order to be elected to (i) a majority of votes cast voting standard for uncontested director elections and (ii) a plurality voting standard for contested director elections; and
2. Proposed No. 2, is an amendment to the Company’s Current Charter to eliminate provisions from the North American Securities Administrators Association Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”).
With respect to Proposal No. 1, the Proxy Statement currently provides as follows:
“If this proposal No. 1 to amend the Current Articles is approved by stockholders and becomes effective, the Board of Directors intends to amend our Bylaws to adopt: (i) a majority of votes cast voting standard for uncontested director elections and (ii) a plurality voting standard for contested director elections.”
The Company desires to clarify that the reference in the above paragraph to the word “intends” is meant to mean “immediately” -- that is, if Proposal No. 1 to amend the Current Charter is approved by stockholders and becomes effective, the Board of Directors of the Company shall immediately amend the Company’s current Bylaws to adopt: (i) a majority of votes cast voting standard for uncontested director elections and (ii) a plurality voting standard for contested director elections. As a result, this amendment would be effective in advance of the Company’s 2014 Annual Meeting of Stockholders.
With respect to Proposal No. 2, and as set forth in the Proxy Statement, the proposed amendment to the Company’s Current Charter would, among other things, amend and restate the Company’s Current Charter by eliminating certain provisions from the NASAA REIT Guidelines. The NASAA REIT Guidelines are typically applicable to non-traded REITs, but not to New York Stock Exchange (“NYSE”) listed REITs. As the Proxy Statement describes, the Company became listed on the NYSE on June 6, 2012. The NASAA REIT Guidelines include a number of provisions that are in addition to or different from the requirements applicable to the Company under the Maryland General Corporation Law, the NYSE and the Securities and Exchange Commission rules, and the Company’s Bylaws. Proposal No. 2 was designed primarily to avoid the conflicts that the NASAA REIT Guidelines create relative to the NYSE rules now applicable to the Company, as well as the Maryland General Corporation Law and the SEC rules applicable to the Company as set forth in the Proxy Statement.
After careful consideration and a review of our peer companies, the Board of Directors determined that these changes are in the best interests of the Company and its stockholders.
Important Additional Information
The Company’s stockholders are urged to read the Proxy Statement filed with the SEC on January 23, 2014 regarding the Special Meeting, because it contains important information about the Company, the Special Meeting and related matters. Stockholders may obtain a free copy of the Company’s Proxy Statement and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov) or on the Company’s website (www.htareit.com).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: February 19, 2014	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman